Exhibit 99.1

Shaw Reports Third Quarter Fiscal Year 2011 Financial Results

BATON ROUGE, La.--(BUSINESS WIRE)--June 28, 2011--The Shaw Group Inc. (NYSE: SHAW) today announced financial results for the third quarter of fiscal year 2011, which ended May 31, 2011.

Third Quarter Fiscal Year 2011 Overview:

  Earnings were impacted negatively by a $112.8 million pre-tax, $68.9 million after-tax, or $0.88 per share forecast cost increase from subcontractor execution issues on an Energy & Chemicals project.
  Earnings for the quarter also were impacted by an accounting impairment of $48.1 million pre-tax, $29.4 million after-tax, or $0.37 per share, on the loans made to Nuclear Innovation North America’s South Texas Project. Shaw is pursuing recovery from partially manufactured equipment and other assets related to the project. The amount of the recovery remains uncertain at this time.
  Despite continued strong execution, Shaw’s Environmental & Infrastructure segment received separate resolutions of disputed claims that resulted in a net $4.1 million pre-tax charge.
  The company completed a $500 million share repurchase program with 13.7 million shares repurchased at an average price of $36.51 per share.
  Shaw amended its credit facility to a $1.45 billion unsecured, five-year facility.
  Shaw’s backlog of unfilled orders totals $19.7 billion, which includes the following strategic new awards:
    Contract to operate the sediment processing facility for General Electric Co.’s Hudson River dredging project
    Renewed plant services contract with Albemarle Corp. for specialty chemicals manufacturing
    Phase one engineering support services for Holtec International’s new small modular nuclear power reactor
    Four-year contract with the Wisconsin Statewide Energy Efficiency and Renewable Administration to serve as program administrator for its energy efficiency and renewable energy program

Events Subsequent to Third Quarter:

  Shaw was awarded an approximately $500 million engineering, procurement and construction contract for Entergy’s Ninemile 550-megawatt combined-cycle natural gas plant.
  Shaw was awarded a three-year contract by Florida Power & Light Co. to provide maintenance and modification services for four nuclear power operating units in Florida. Shaw also was awarded a three-year contract by NextEra Energy Seabrook, LLC to provide maintenance and modification services at Seabrook Station, a nuclear power operating unit in New Hampshire. With the addition of these five units, Shaw now provides maintenance services to 41 of the 104 operating units in the U.S.
  Shaw’s board of directors has authorized an additional share repurchase program of up to $500 million of outstanding shares of the company’s common stock.

“This was an extremely challenging and disappointing quarter for Shaw. We experienced subcontractor execution issues, which resulted in cost increases on an Energy & Chemicals project. On the South Texas Project, we and the other creditors have an interest in assets related to the project, which we will continue to pursue. However, as it is difficult to determine the value of those assets at this time, we are recording the full impairment,” said J.M. Bernhard Jr., chairman, president and chief executive officer of Shaw. “Although these two projects had significant negative impacts on our financial results for the quarter, we are encouraged that most of our segments continue to demonstrate strong operational performance. Our new awards just in the last few weeks demonstrate strong growth opportunities within the industries we serve.

“Finally, we completed our previously announced share repurchase program in the second and third quarters of this year. Our board of directors has now authorized an additional $500 million repurchase program.”

Third Quarter Fiscal Year 2011 Financial Results:

Because of the non-cash, non-operational impact on reported earnings resulting solely from movement in exchange rates between the U.S. dollar and the Japanese yen, Shaw uses financial results excluding its Investment in Westinghouse segment to measure and communicate financial performance.

The following results exclude Shaw’s Westinghouse segment:

Three Months Ended May 31 Excluding the Westinghouse Segment
	2011	2010
Net Income Attributable to Shaw	($67.8) million	$49.1 million
Diluted Earnings Per Share	($0.86)	$0.57
EBITDA	($85.9) million	$97.0 million
Revenues	$1.5 billion	$1.8 billion
Net Cash from Operating Activities	$71.2 million	$51.5 million
Total Cash	$1.1 billion	$1.6 billion

For the third quarter of fiscal year 2011, Shaw’s Westinghouse segment includes a non-cash, non-operating foreign exchange translation loss of $15.0 million pre-tax, or $9.2 million after tax. The prior year’s period included a non-cash foreign exchange translation gain of $34.1 million pre-tax, or $20.9 million after tax.

The following results include Shaw’s Westinghouse segment:

Three Months Ended May 31 Including the Westinghouse Segment
	2011	2010
Net Income Attributable to Shaw	($70.0) million	$68.2 million
Diluted Earnings Per Share	($0.89)	$0.79
EBITDA	($78.8) million	$141.6 million
Revenues	$1.5 billion	$1.8 billion
Net Cash from Operating Activities	$51.2 million	$34.1 million
Total Cash	$1.1 billion	$1.6 billion

Fourth Quarter 2011 and Preliminary Fiscal Year 2012 Guidance:

Guidance for the fourth quarter of fiscal year 2011:

  Diluted earnings per share, excluding Westinghouse: $0.60 per share
  Operating cash flow: approximately $50 million

Preliminary guidance for fiscal year 2012:

  Revenue: approximately $6.2 - $6.5 billion
  Diluted earnings per share, excluding Westinghouse: $2.20 - $2.50 per share
  Operating cash flow: approximately $150 million

Preliminary guidance for fiscal year 2012 reflects management’s assumptions that the SCANA and Southern Co. nuclear power projects will receive combined licenses (COLs) from the Nuclear Regulatory Commission in the early part of calendar year 2012. The fiscal year 2012 forecast assumes nominal earnings for Shaw’s Energy & Chemicals segment.

Conference Call and Webcast:

A conference call to discuss the company’s financial results will be held Wednesday, June 29, 2011, at 9 a.m. Eastern time (8 a.m. Central time). A slide presentation will be posted on the Investor Relations page of Shaw’s website at www.shawgrp.com approximately one hour prior to the conference call. Interested parties may dial 1.800.471.6718 to listen to the conference call live or access a live audio webcast on the Investor Relations page of Shaw’s website at www.shawgrp.com.

A replay of the conference call will be available by telephone, as well as on the company’s website, approximately one hour after the conclusion of the call. To listen to a replay of the conference call by telephone, dial 1.888.843.7419 and use pass code 30096886#.

Investment in Westinghouse:

Shaw’s subsidiary Nuclear Energy Holdings (NEH) has a 20 percent equity interest in companies collectively known as the Westinghouse Group. NEH financed this investment partially through issuing limited recourse Japanese yen-denominated bonds and, to mitigate the risk associated with foreign currency fluctuation, simultaneously entered into a yen-denominated put option agreement with Toshiba, which provides NEH the option to sell all or part of its equity interest to Toshiba and receive a pre-determined yen-denominated price for the shares.

For U.S. reporting purposes, the yen-denominated bonds are revalued at each quarter’s end to the current U.S. dollar exchange rate; however, the yen-denominated put option, which naturally hedges the foreign exchange movements of the Japanese yen-denominated bonds, is not revalued at current exchange rates for U.S. financial reporting purposes. Therefore, our reported financial results frequently reflect the volatility of the yen-dollar exchange rates showing significant non-cash translation exchange gains or losses.

Calculation of EBITDA:

Shaw defines EBITDA as earnings before interest expense, income taxes, depreciation and amortization. EBITDA is an important financial measure used by Shaw to assess performance. Although it is calculated using components derived from our financial statements prepared under generally accepted accounting principles (GAAP), EBITDA itself is not a GAAP measure.

A table reconciling EBITDA to its most directly comparable GAAP measure is included in the summarized financial information within this release. Calculations of EBITDA should not be viewed as a substitute for calculations under GAAP, including net cash provided by operations, operating income and net income attributable to Shaw. In addition, EBITDA calculations by one company may not be comparable to EBITDA calculations made by another company.

Calculation of Total Cash:

Shaw defines total cash as the sum of cash and cash equivalents, restricted and escrowed cash and cash equivalents, short-term investments and restricted short-term investments.

About Shaw:

The Shaw Group Inc. (NYSE: SHAW) is a leading global provider of engineering, construction, technology, fabrication, remediation and support services for clients in the energy, chemicals, environmental, infrastructure and emergency response industries. A Fortune 500 company with fiscal year 2010 annual revenues of $7 billion, Shaw has approximately 27,000 employees around the world and is a power sector industry leader according to Engineering News-Record’s list of Top 500 Design Firms. For more information, please visit Shaw’s website at www.shawgrp.com.

This press release contains forward-looking statements and information about our current and future prospects and our operations and financial results, which are based on currently available information. The forward looking statements include assumptions about our operations, such as cost controls and market conditions that may not be realized. Actual future results and financial performance could vary significantly from those anticipated in such statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, the occurrence of certain events or otherwise.

Among the factors that could cause future events or transactions to differ from those we expect are those risks discussed under Item 1A “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended August 31, 2010, our Quarterly Reports on Form 10-Q for the quarters ended November 30, 2010, February 28, 2011 and May 31, 2011, and other reports filed with the Securities and Exchange Commission (SEC). Please read our “Risk Factors” and other cautionary statements contained in these filings.

As a result of these risks and others, actual results could vary significantly from those anticipated in this press release, and our financial condition and results of operations could be materially adversely affected.

THE SHAW GROUP INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND NINE MONTHS ENDED MAY 31, 2011 AND 2010
(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	2011	2010	2011	2010
Revenues	$1,489,956	$1,788,931	$4,458,052	$5,263,298
Cost of revenues	1,479,814	1,637,569	4,270,346	4,820,466
Gross profit	10,142	151,362	187,706	442,832
Selling, general and administrative expenses	71,086	74,726	215,037	222,823
Impairment of note receivable	48,133	-	48,133	-
Operating income	(109,077)	76,636	(75,464)	220,009
Interest expense	(1,508)	(1,322)	(4,059)	(4,122)
Interest expense on Japanese yen-denominated bonds, including accretion and amortization	(10,340)	(9,408)	(31,235)	(28,042)
Interest income	2,170	5,037	10,672	10,450
Foreign currency translation gains (losses) on Japanese yen-denominated bonds, net	(15,043)	34,080	(74,362)	(28,872)
Other foreign currency transaction gains (losses), net	2,497	1,469	6,459	3,613
Other income (expense), net	1,701	2,509	6,003	5,262
Income (loss) before income taxes and earnings from unconsolidated entities	(129,600)	109,001	(161,986)	178,298
Provision (benefit) for income taxes	(48,051)	40,646	(60,764)	64,353
Income (loss) before earnings from unconsolidated entities	(81,549)	68,355	(101,222)	113,945
Income from 20% Investment in Westinghouse, net of income taxes	13,701	3,934	17,981	6,392
Earnings from other unconsolidated entities, net of income taxes	250	(117)	2,597	521
Net income (loss)	$(67,598)	$72,172	$(80,644)	$120,858
Less: Noncontrolling interests in income of consolidated subsidiaries, net of tax	2,354	4,016	4,115	14,844
Net income (loss) attributable to Shaw	$(69,952)	$68,156	$(84,759)	$106,014

Net income (loss) attributable to Shaw per common share:
Basic	$(0.89)	$0.81	$(1.02)	$1.26
Diluted	$(0.89)	$0.79	$(1.02)	$1.24

Weighted average shares outstanding:
Basic	78,748	84,280	82,948	83,872
Diluted	78,748	86,121	82,948	85,672

THE SHAW GROUP INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF MAY 31, 2011 AND AUGUST 31, 2010
(in thousands, except per share amounts)

	May 31, 2011 (Unaudited)	August 31, 2010

ASSETS
Current assets
Cash and cash equivalents ($68.8 million and $82.3 million related to variable interest entities (VIEs))	$382,372	$912,736
Restricted and escrowed cash and cash equivalents ($0.0 million and $4.5 million related to VIEs)	77,336	33,926
Short-term investments ($7.8 million and $10.1 million related to VIEs)	326,571	551,960
Restricted short-term investments	277,283	321,056
Accounts receivable, including retainage, net ($21.0 million and $28.3 million related to VIEs)	809,732	833,574
Inventories	232,496	228,891
Costs and estimated earnings in excess of billings on uncompleted contracts, including claims	536,125	637,651
Deferred income taxes	344,390	319,712
Investment in Westinghouse	1,015,847	967,916
Prepaid expenses and other current assets	92,555	64,468
Total current assets	4,094,707	4,871,890
Investments in and advances to unconsolidated entities, joint ventures and limited partnerships	12,872	11,656
Property and equipment, at cost	850,817	777,739
Less: accumulated depreciation	(337,304)	(293,098)
Property and equipment, net	513,513	484,641
Goodwill	545,640	499,495
Intangible assets	17,989	18,040
Deferred income taxes	13,256	14,925
Other assets	92,545	95,622
Total assets	$5,290,522	$5,996,269

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$721,770	$878,984
Accrued salaries, wages and benefits	124,671	149,010
Other accrued liabilities	173,478	186,835
Advanced billings and billings in excess of costs and estimated earnings on uncompleted contracts	1,455,538	1,488,568
Japanese yen-denominated bonds secured by Investment in Westinghouse	1,595,225	1,520,674
Interest rate swap contract on Japanese yen-denominated bonds	24,808	33,242
Short-term debt and current maturities of long-term debt	343	4,479
Total current liabilities	4,095,833	4,261,792
Long-term debt, less current maturities	720	979
Deferred income taxes	56,152	59,282
Other liabilities	94,434	99,829
Total liabilities	4,247,139	4,421,882
Shaw shareholders' equity
Preferred Stock, no par value, 20,000,000 shares authorized; no shares issued and outstanding	-	-
Common Stock, no par value, 200,000,000 shares authorized; 91,701,119 and 90,669,011 shares issued, respectively; and 72,241,659 and 84,913,062 shares outstanding, respectively	1,312,847	1,283,890
Retained earnings	418,712	503,471
Accumulated other comprehensive loss	(104,575)	(142,645)
Treasury stock, 19,459,460 shares and 5,755,949 shares, respectively	(617,932)	(117,453)
Total Shaw shareholders' equity	1,009,052	1,527,263
Noncontrolling interests	34,331	47,124
Total equity	1,043,383	1,574,387
Total liabilities and equity	$5,290,522	$5,996,269

THE SHAW GROUP INC. AND SUBSIDIARIES
FOR THE THREE AND NINE MONTHS ENDED MAY 31, 2011 AND 2010
REVENUES BY GEOGRAPHY
(in millions)

	Three Months Ended				Nine Months Ended
	2011		2010		2011		2010
	(in millions)%		(in millions)%		(in millions)%		(in millions)%
United States	$1,330.7	89	$1,460.1	82	$3,821.9	86	$4,178.9	79
Asia/Pacific Rim Countries	66.5	5	219.7	12	399.4	9	731.8	14
Middle East	38.0	3	79.9	4	96.6	2	242.9	5
Canada	3.7	–	2.5	–	8.9	–	9.7	–
United Kingdom and other European Countries	30.0	2	15.7	1	87.6	2	52.6	1
South America and Mexico	19.1	1	5.1	–	35.9	1	11.7	–
Other	2.0	–	5.9	1	7.8	–	35.7	1
Total revenues	$1,490.0	100%	$1,788.9	100%	$4,458.1	100%	$5,263.3	100%

BACKLOG BY SEGMENT
(in millions)

	May 31, 2011%		August 31, 2010%

Power	$10,814.9	55	$11,407.9	57
Plant Services	1,686.9	9	1,850.0	9
E&I	5,291.9	27	4,942.8	24
E&C	553.9	2	759.1	4
F&M	1,367.7	7	1,246.7	6
Total backlog	$19,715.3	100%	$20,206.5	100%

REVENUES AND GROSS PROFIT BY SEGMENT
FOR THE THREE AND NINE MONTHS ENDED MAY 31, 2011 AND 2010
(in millions, except percentages)

	Three Months Ended		Nine Months Ended
	2011	2010	2011	2010

Revenues
Power	$546.5	$574.1	$1,609.8	$1,705.3
Plant Services	286.0	252.9	743.8	723.5
E&I	461.3	568.0	1,369.9	1,584.5
E&C	93.8	266.3	432.4	884.5
F&M	102.4	127.6	302.2	365.4
Corporate	–	–	–	0.1
Total revenues	$1,490.0	$1,788.9	$4,458.1	$5,263.3

Gross profit
Power	$34.8	$42.0	$62.0	$93.7
Plant Services	17.6	13.4	56.9	42.0
E&I	46.6	55.7	130.8	148.5
E&C	(104.0)	21.3	(110.9)	94.0
F&M	14.0	18.4	45.6	63.1
Corporate	1.1	0.6	3.3	1.5
Total gross profit	$10.1	$151.4	$187.7	$442.8

Gross profit percentage
Power	6.4%	7.3%	3.9%	5.5%
Plant Services	6.2	5.3	7.6	5.8
E&I	10.1	9.8	9.5	9.4
E&C	(110.9)	8.0	(25.6)	10.6
F&M	13.7	14.4	15.1	17.3
Corporate	NM	NM	NM	NM
Total gross profit percentage	0.7%	8.5%	4.2%	8.4%

NM - Not Meaningful

The Shaw Group Inc. believes it is important that we discuss our operating results excluding the Investment in Westinghouse segment. We acquired a 20 percent interest in Westinghouse in October 2006. We have classified the Investment in Westinghouse as a separate operating segment. The majority of the activity related to this segment will be recorded below the operating income line. During the quarter, we have recorded interest expense, as well as other significant non-cash charges related to the investment. We believe that presenting our financial results excluding the Investment in Westinghouse segment is important to investors and management to demonstrate the profitability of our other segments, as well as to point out certain non-cash charges related to this investment.

THE SHAW GROUP INC.
RECONCILIATION OF SHAW CONSOLIDATED RESULTS TO SHAW EXCLUDING INVESTMENT IN WESTINGHOUSE SEGMENT
FOR THE THREE MONTHS ENDED MAY 31, 2011
(in millions, except per share data)	Q-3 FY 2011
	Quarter ended May 31, 2011
		Westinghouse	Excluding
	Consolidated	Segment	Westinghouse

Revenues	$1,490.0	$-	$1,490.0
Cost of revenues	1,479.9	-	1,479.9
Gross profit	10.1	-	10.1

Selling, general and administrative expenses	71.1	0.4	70.7
Impairment of notes receivable	48.1	-	48.1

Operating income	(109.1)	(0.4)	(108.7)

Interest expense	(1.5)	-	(1.5)
Interest expense on Japanese yen-denominated bonds, including accretion and amortization	(10.3)	(10.3)	-
Interest income	2.1	-	2.1
Foreign currency translation gains (losses) on Japanese yen-denominated bonds, net	(15.0)	(15.0)	-
Other foreign currency transaction gains (losses), net	2.5	-	2.5
Other income (expense), net	1.7	-	1.7

Income (loss) before income taxes and earnings from unconsolidated entities	(129.6)	(25.7)	(103.9)
Provision (benefit) for income taxes	(48.1)	(10.0)	(38.1)

Income (loss) before earnings from unconsolidated entities	(81.5)	(15.7)	(65.8)

Income from 20% Investment in Westinghouse, net of income taxes	13.7	13.7	-
Earnings (losses) from unconsolidated entities, net of income taxes	0.2	-	0.2

Net income (loss)	(67.6)	(2.0)	(65.6)

Noncontrolling interests in income of consolidated subsidiaries, net of tax	2.4	0.2	2.2

Net income (loss) attributable to Shaw	($70.0)	($2.2)	($67.8)

Net income (loss) attributable to Shaw per common share:
Basic	$(0.89)	$(0.03)	$(0.86)
Diluted	$(0.89)	$(0.03)	$(0.86)

Weighted average shares outstanding:
Basic	78.7	78.7	78.7
Diluted	78.7	78.7	78.7

THE SHAW GROUP INC.
RECONCILIATION OF SHAW CONSOLIDATED RESULTS TO SHAW EXCLUDING INVESTMENT IN WESTINGHOUSE SEGMENT
FOR THE THREE MONTHS ENDED MAY 31, 2010
(in millions, except per share data)	Q-3 FY 2010
	Quarter ended May 31, 2010
		Westinghouse	Excluding
	Consolidated	Segment	Westinghouse

Revenues	$1,788.9	$-	$1,788.9
Cost of revenues	1,637.5	-	1,637.5
Gross profit	151.4	-	151.4

Selling, general and administrative expenses	74.8	0.0	74.8

Operating income	76.6	(0.0)	76.6

Interest expense	(1.3)	-	(1.3)
Interest expense on Japanese yen-denominated bonds, including accretion and amortization	(9.4)	(9.4)	-
Interest income	5.0	-	5.0
Foreign currency translation gains (losses) on Japanese yen-denominated bonds, net	34.1	34.1	-
Other foreign currency transaction gains (losses), net	1.5	-	1.5
Other income (expense), net	2.5	-	2.5

Income (loss) before income taxes and earnings from unconsolidated entities	109.0	24.7	84.3
Provision (benefit) for income taxes	40.6	9.5	31.1

Income (loss) before earnings from unconsolidated entities	68.4	15.2	53.2

Income from 20% Investment in Westinghouse, net of income taxes	3.9	3.9	-
Earnings (losses) from unconsolidated entities, net of income taxes	(0.1)	-	(0.1)

Net income (loss)	72.2	19.1	53.1

Noncontrolling interests in income of consolidated subsidiaries, net of tax	(4.0)	-	(4.0)

Net income (loss) attributable to Shaw	$68.2	$19.1	$49.1

Net income (loss) attributable to Shaw per common share:
Basic	$0.81	$0.23	$0.58
Diluted	$0.79	$0.22	$0.57

Weighted average shares outstanding:
Basic	84.3	84.3	84.3
Diluted	86.1	86.1	86.1

REGULATION G DISCLOSURES

The Shaw Group Inc. defines EBITDA as earnings before interest expense, income taxes, depreciation and amortization. EBITDA is an important financial measure used by The Shaw Group Inc. to assess performance. Although it is calculated using components derived from our GAAP financial statements, EBITDA itself is not a GAAP measure. The following table reflects the company's calculation of EBITDA and EBITDA percentage. Calculations of EBITDA should not be viewed as a substitute for calculations under GAAP, including cash flow from operations, operating income and net income. In addition, EBITDA calculations by one company may not be comparable to EBITDA calculations made by another company.

RECONCILIATION OF EBITDA CALCULATION FOR THE THREE MONTHS ENDED MAY 31, 2011

	Q-3 FY 2011

(in millions)	Consolidated	Westinghouse Segment	Excluding Westinghouse

Net income (loss) attributable to Shaw	$(70.0)	$(2.2)	$(67.8)
Interest expense	11.8	10.3	1.5
Depreciation and amortization	18.4	-	18.4
Provision for income taxes	(48.1)	(10.0)	(38.1)
Income taxes on unconsolidated subs	9.1	9.0	0.1
EBITDA	$(78.8)	$7.1	$(85.9)

RECONCILIATION OF EBITDA CALCULATION FOR THE THREE MONTHS ENDED MAY 31, 2010

	Q-3 FY 2010

(in millions)	Consolidated	Westinghouse Segment	Excluding Westinghouse

Net income (loss) attributable to Shaw	$68.2	$19.1	$49.1
Interest expense	10.7	9.4	1.3
Depreciation and amortization	15.6	-	15.6
Provision for income taxes	40.6	9.5	31.1
Income taxes on unconsolidated subs	6.5	6.6	(0.1)
EBITDA	$141.6	$44.6	$97.0

CONTACT:
The Shaw Group Inc.
Gentry Brann, 225-987-7372
gentry.brann@shawgrp.com